EXHIBIT 1.2

                 THE COMPANIES ORDINANCE [NEW VERSION],5743-1983
                       COMPANY LIMITED BY SHARES ARTICLES
                                OF ASSOCIATION
                                       OF
                            A C S MOTION CONTROL LTD

        (Adopted by special Resolution passed on 30th day of March, 1997)

                                   PRELIMINARY

1. The regulations contained in the Second Schedule to the Companies Ordinance [New Version], 5743-1983, shall not apply to the Company, but the following shall, subject to repeal, addition and alteration as provided by the Ordinance or these Articles, be the regulations of the Company.

2. In these Articles, if not inconsistent with the context, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column.

      WORDS                 MEANINGS

      The Company           A C S MOTION CONTROL LTD

      These Articles        these Articles of Association as from time to time
                            altered by Special Resolutions;

      The Board             the Board of Directors of the Company;

      Director or           the member or members of the Board appointed in
      Directors             accordance with these Articles holding office at any
                            one time;

      The President         the President of the Company;

      The Office            The Registered Office of the Company at any one
                            time;

      The Ordinance         the Companies Ordinance [New Version], 5743-1983, or
                            any statutory re-enactment or modification thereof for the time being in force; and any reference to any section or provision of the Ordinance shall be deemed to include a reference to any statutory re-enactment or modification there of for the time being in force;

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      The Register          The Register or Members of the Company administered
                            in accordance with Section 61of the Ordinance;

      In writing            written, printed, photocopied, typed, sent via
                            facsimile or produced by any visible substitute for writing, or partly one and partly another and "signed" shall be construed accordingly;

      Year                  Year from January 1st to December 31st;

      Month                 calendar month

Words denoting the singular number shall include the plural number and vice versa; words denoting the masculine gender shall include the feminine gender; words denoting persons shall include corporations.

Save as aforesaid any words or expressions defined in the Ordinance shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PUBLIC COMPANY

3.    The Company is a public company according to the Ordinance.

SHARE CAPITAL

4. The registered share capital of the Company is NIS 80,000 (eight thousand New Israeli Shekels) divided into 8,000,000 (eight million) Ordinary Shares of NIS 0.01 (herein "the Ordinary Shares) Each Ordinary Share shall convey to its holder thereof equal rights, except as prescribed elsewhere herein. The Ordinary Shares shall convey to their holders the right to participate and vote at the shareholders meetings, the right to receive dividends and the right to participate in the distribution of the surplus assets of the Company in the event of the winding up the Company, and all other rights generally conveyed to the holders of ordinary shares.

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SHARES

5. The Company may, from time to time, by special resolution increase its share capital by the creation of new shares. Any such share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, and shall confer such rights, as such special resolution shall provide.

6. Subject to provisions of the Ordinance relating to authority and any resolution of the Company in general meeting, including sanctioning any increase of capital, all unissued shares shall be at the disposal of the Board and the Board may allot, at a premium or at par or subject to the Ordinance at discount, with or without conferring a right of renunciation, grant options over, or otherwise dispose of them to such persons, at such times and on such terms and as it thinks proper.

7. The Company shall not give, whether directly or indirectly, and whether by way of a loan, guarantee, provision of security or otherwise, any financial assistance forbidden by the Ordinance for purchase of or in connection with a purchase made, or to be made, of shares in the Company by any person or for any person.

8. Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or, except only as by these Articles or by law otherwise provided, any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

CERTIFICATES

9.    9.1.  Every person whose name is entered as a member in the Register shall be entitled without payment to receive on certificate in respect of each class of shares held by him, or, with the consent of the Board and upon payment of a sum, if any, for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his shares. Shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprised in his holding, he shall be entitled to a certificate for a balance without charge.

      9.2. Every certificate shall specify the shares to which it relates, and the amount paid up there on. In the case of a share held jointly by several persons, the company shall not be bound to issue more than one certificate for a share to one of several joint holders and it shall be deemed sufficient delivery to all.

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      9.3.  If a share certificate is worn out, defaced, lost or destroyed, it may be renewed on such terms, if any, as to evidence and indemnify with or without security as the Board requires. In the case of loss or destruction, the person to whom the new certificate is issued shall pay to the Company all expenses incidental to the investigation or evidence of loss or destruction and the preparation of the requisite form of indemnity.

CALLS ON SHARES

10.   10.1. Subject to any terms upon which any shares may have been issued, the
            Board may, from time to time, make calls upon the members in respect of any moneys unpaid on their shares, whether on account of the nominal value of the shares or by way of premium. A call may be revoked or the time fixed for its payment postponed by the Board.

      10.2. A call shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed, and may be made payable by installments.

11.   11.1  Each member shall pay to the Company, at the time and place of payment specified in the Notice of the call, the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      11.2. If a sum called in respect of a share in not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest thereon from the day fixed for payment to the time of actual payment at such rate, as the Board may determine; but the Board shall be at liberty to waive payment of such interest wholly or in part.

      11.3. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable. In case of non-payment, all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

12. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any, part of the moneys uncalled and unpaid upon any shares held by him, and may pay upon all or any of the moneys so advanced, until the same would but for such advanced become presently payable, interest at such rate as may be agreed upon between the Board and such member.

LIEN ON SHARES

13. The Company shall have a first lien on every share, not being a fully paid share, for all Moneys, whether presently payable or not, called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares, other than those fully paid for, registered in the name of a single person, for all the moneys presently payable by him or his estate to the Company; but the Board may, at any time, declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all dividends and other moneys payable thereon.

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14.   14.1. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 (fourteen) days after a notice in writing, stating and demanding payment of the sum presently payable or any part thereof, and stating the intention to sell the default, shall have been given to the registered holder for the time being of the share, or the person entitled to the share by reason of death or bankruptcy.

      14.2. To give effect to any such sale the Board may authorize some person to execute a transfer of the shares sold to, or in accordance with the direction of the purchaser. The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer, and shall not be bound to see to the application of the purchase money, nor shall his title to the shares be effected by any irregularity or invalidity in the proceedings in reference to the sale.

      14.3. The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists, so far as the name is presently payable, and any residue, subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, shall be paid to the person entitled to the shares at the date of the sale.

FORFEITURE AND SURRENDER OF SHARES

15.   15.1. If a member fails to pay the whole or any part of any call or installment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

      15.2. The notice shall fix a further day, not being less than 7 (seven) days from the date of the notice, on or before which and the place where the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited.

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16.   If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect.

      Every forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

17. Subject to the Ordinance, a forfeited share may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Board thinks fit; and at any time before sale, re-allotment or disposal, the forfeiture may be annulled on such terms as the Board thinks fit. The Board may authorize some person to execute the transfer of a forfeited share.

18. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were then payable by him to the Company in respect of the shares, with interest thereon at such rate not exceeding 10% (ten percent) per annum as the Board shall think fit from the date of forfeiture until payment; but his liability shall cease if and when the Company shall have received payment in full of all moneys in respect of the shares.

19. The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions a surrendered share shall be treated as if it had been forfeited.

20. An affidavit in writing that the declarant is one of the Directors and that a share has been duly forfeited or surrendered on a date stated in the affidavit, shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and that affidavit and receipt of the Company of the consideration, if any, given for the share, on the sale or disposition or re-allotment thereof, shall constitute good title to the share. After the person to whom the share is sold, re-allotted or disposed of shall have registered as the holder thereof, he shall not be bound to see the application of the purchase money and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

      The provision of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, become payable at a fixed time, whether on account of the nominal amount of the share, or by way of premium as if the same had been payable by virtue of a call duly made and notified.

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TRANSFER OF SHARES

21.   21.1. A member may sell, assign, transfer of mortgage any of the shares owned by him, or the beneficial interest in any such shares, except as otherwise set forth in these articles.

      22.2. All transfers of shares shall be effected by instrument in writing, as the form below, or in any usual or common form or in any other form which the Board may approve:

A C S MOTION CONTROL LTD
TRANSFER OF SHARES NEED

I, ____________________ of ________________ ("the Transferor") in consideration of the sum of __________ paid to me by _______________ ("the Transferee") do hereby transfer to the Transferee ______________ Share of NIS ____________ (_______________ New Israeli Shekel) numbered _____________ through ___________
in the undertaking called ACS Motion Control to hold unto the Transferee, his Administrator of Estate, Custodian and attorney, subject to all the conditions on which I hold same; and I, the Transferee do hereby agree to take the said Share subject to the conditions aforesaid.

DATED this ___________ day of _____________

SIGNED by the Transferor ______________
In the presence of: ______________

SIGNED by the Transferee ______________

In the presence of: ______________

      21.3. The instrument of transfer of a share shall be executed by or on behalf of the Transferor and by or behalf of the Transferee. The Transferor shall be deemed to remain the holder of the Share until the name of the Transferee is entered in the Register in respect thereof.

22. Save as provided in this Article, it shall be obligatory for the Board to register any transfer of a share made pursuant to Article 21.2 but the Board may refuse to register any transfer not so made. The Board may also refuse to register any transfer of shares, if the transferred shares are not fully paid.

23. If the Board refuses to register a transfer, it shall, within 2 (two) months after the date on Which the transfer was lodged with the Company, send to the Transferee notice of refusal.

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24.   The registration of transfers of shares or of any class of shares may be suspended and the Register closed at such times and for such periods as the Board may, from time to time, determine, provided that it shall not be closed for more than 30 (thirty) days in any year.

TRANSMISSION OF SHARES

25. In the case of the death of a member, the survivor, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any little to his share; but nothing herein contained shall release the Estate of a deceased joint holder from any liability in respect of any share which has been jointly held by him with other persons.

26. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member must within 3 (three) months of being so entitled produce such evidence of his title as the Board may require.

27. A person becoming entitled to a share in consequence of the death, bankruptcy or liquidation of a member shall be entitled to receive, and may give a discharge for all dividends and other moneys payable in respect of the share, and shall be entitled to receive notice of and to attend or vote at meetings of the Company and to any of the rights or privileges of a Member.

ALTERATION OF CAPITAL

28.   28.1. The Company may, from time to time, by a special resolution, whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and, subject to any special rights for the time being attached to any existing class of shares, to carry such preferential, deferred or other special rights, if any, or to be subject to such conditions and restrictions, if any, in regard to dividend, return of capital, voting or otherwise as the General Meeting resolving by special resolution upon such increase directs.

      28.2. Except as otherwise provided by or pursuant to these Articles or by conditions of issue, any new share capital shall be considered as part of the original share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the original share capital.

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      28.3  The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

29.   The Company may, from time to time, by a special resolution:

      29.1. Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares and authorize the Board to make such provisions as the Board thinks fit for the case of any fractions arising in the course of such consolidation and division, but so that the Board shall not be permitted to provide for the sale of shares representing fractions except on terms that the net proceeds are distributed among the members in respect of whose shares the fractions arise;

      29.2. Sub-divide its shares, or any of them, into shares of smaller amount that is fixed by the Memorandum of Association subject to the provisions of the Ordinance;

      29.3. Cancel any shares which, at the date of the passing f the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital in any manner and subject to any incident authorized and consent required by law.

REDEEMABLE SHARES

30.   30.1. The Company may, by a special resolution, subject to the provisions of the Ordinance, convert such shares of the Company as it sees fit, whether issued by way of allotment, subscription, or otherwise, whether such shares have been issued prior to such resolutions as ordinary shares or otherwise, into redeemable shares, and the provisions of the next succeeding paragraphs shall apply mutatis mutandis to such shares;

      30.2. The Company may, subject to the provisions of the Ordinance, create, sanction, issue and redeem redeemable shares;

      30.3. The Board shall determine from time to time which redeemable shares shall be redeemed and they shall thereupon give 15 (fifteen) days prior written notice to the holders of such redeemable shares, such notice to include place, time and conditions of redemption.

MEETINGS OF MEMBERS: CONVENING OF GENERAL MEETINGS

31. The Company shall, in each year, hold an annual general meeting, which shall occur not more than 15 (fifteen) months after the date of the previous annual general meetings in addition to any other meeting in that year, and shall specify the meeting as such in the notice convening it.

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32.   All general meetings other that annual general meetings shall be called extraordinary general meetings.

33. The Board may call an extraordinary general meeting whenever it thinks fit, and, on the Requisition of members in accordance with the Ordinance, it shall forthwith convene an extraordinary general meeting. If at any time there are not sufficient directors capable of acting to form a quorum necessary for a Board Meeting, any Director or any two members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

34. All general meetings shall take place within or outside the State of Israel as may be determined by the Board of Directors.

RECORD DATE FOR GENERAL MEETINGS

35. Notwithstanding any provision to the contrary in these Article, for the determination of the members entitled to receive notice of and to vote at General Meeting, or to express consent to or dissent from any corporate action in writing, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of shares of the Company, the Board of Directors may fix, in advance, a record date, which shall not be earlier than 21 (twenty one) days prior to the General Meeting or other action, as the case may be.

      No persons other than holders of record of shares as of such record date shall be entitled to receive notice of and to vote at such General Meeting, or to exercise such other right, as the case may be. A determination of members of record with respect to a General Meeting shall apply to any adjournment of such meeting, provided that the Board of Directors may fix a new record date for an adjourned meeting.

NOTICE OF GENERAL MEETINGS

36. Subject to the provisions of the Ordinance relating to the convening of meetings on short Notice, 7 (seven) days notice at the least or, in the case of an extraordinary general meeting or a meeting convened to pass a special resolution, 21 (twenty-one) days notice at least, in all cases exclusive of the day on which the notice is served or deemed to be served and of the day of which the notice is given, shall be given in manner provided by These Articles to such members as are, under the provisions of these Articles, entitled to receive notices from the Company.

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      If the member has no address in Israel and he did not give the Company any address for the delivery of notices, he shall be deemed to have waived his right to receive notices.

37.   37.1. Every notice of meeting shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. Every notice convening an annual general meeting shall specify the meeting as such and every notice convening a meeting to pass a special or extraordinary Resolution shall also specify the intention to propose the resolution as a special or Extraordinary resolution, as the case may be. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a Proxy to attend and on a poll to vote thereat instead of him and that a proxy need not be a member.

      37.2. It shall not be necessary to give the full text of a proposed resolution in such notice, as Mentioned in paragraph 37.1 above and it shall be sufficient to state generally the content of such proposed resolution. If it is hereby expressly provided that if all members entitled to amend and vote at the general meeting of the Company agree to waive the above requirements regarding notices, general meetings may be held and all kind of resolution proposed and passed by them without any notice having been given or with a shorter notice being given than required by the law or these Articles in respect of such general meeting.

38. The accidental omission to give notice of any meeting, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by such a person shall not invalidate the proceedings at the meeting, if the notice has been duly sent to such member of the Company.

PROCEEDINGS AT GENERAL MEETINGS

39. All business that is transacted at an extraordinary general meeting shall be deemed special.

40. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. 2 (two) members present in person or by proxy, together holding more than 25%(twenty-five percent) of the voting power of the issued share capital conferring a right to vote, and entitled to vote shall be a quorum for all purposes. A corporation being a member shall be deemed to be personally present for the purpose of this Article if represented by its representative duly authorized in accordance with Article 53.

41. If with in 15 (fifteen) minutes, or such longer time as the chairman of the general meeting may determine, from the time fixed for the meeting, a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to such day and to such time, and place, as may be fixed by the chairman of the meeting. Unless otherwise determined, the adjourned meeting shall be held on the third business day following the date of the original meeting, at the same time and place.

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      If the notice regarding the original meeting, states the time and place for the adjourned, meeting, should one be required, no additional notice as to the adjourned meeting will be necessary.

42. The president of the Company or in his absence any other person nominated for that purpose by the Board, shall preside as chairman at every general meeting of the Company. If there is no such chairman or other person, or if at any meeting neither the chairman nor the other person is present within 15 (fifteen) minutes after the time fixed for the holding the meeting or is willing to act as chairman of the meeting, the Directors present shall choose one of themselves or if no Director is present, or if all the Directors present decline to take the chair, the members shall choose one of themselves to be chairman of the meeting. The chairman of the meeting shall have no second or casting vote.

43. The chairman of a meeting at which a quorum is present may with the consent of the meeting, and shall if so directed by the meeting, adjourn the meeting from time to time, and from place to place. No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjourned meeting except business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 (thirty) days or more or for an indefinite period, notice of the adjourned meeting shall be given in like manner as in the case of the original meeting; but it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

      43A.  (a)   An ordinary resolution of the Company in general meetings
                  shall be deemed to have been passed if carried by a simple majority of the votes cast by shareholders present at the meeting and voting on the resolutions.

            (b) A special resolution of the Company in general meeting shall be deemed to have been passed if carried by a majority of at least 75% of the votes of the members present at the meeting and voting on the resolution.

44.   44.1. At any general meeting, a resolution put to the vote of the meeting shall be decided on quorum by way of a poll, unless, before or on the declaration of the result of the poll, a secret ballot is demanded:

            44.1.1. By the chairman of the meeting; or

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            44.1.2. By at least 1 (one) member present in person or by proxy and entitled to 5% or more of the voting rights; or

      44.2. Unless a secret ballot is so demanded, the minutes of the proceedings of the general meeting signed by the chairman of such meeting, stating that a resolution has been carried, or carried unanimously, or by particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

45. If a secret ballot is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct. The result of a secret ballot shall be deemed to be the resolution of the meeting at which the secret ballot was demanded.

46. A secret ballot demanded on the election of the chairman of a meeting or on a question of adjournment shall be taken forthwith. A secret ballot demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than 28 (twenty-eight) days after the meeting at which the secret ballot was demanded. Any business other than that upon which a secret ballot has been demanded may be proceeded with pending the completion of the secret ballot. The demand for a secret allot may be withdrawn at any time before the conclusion of the meeting; but, if a demand is withdrawn the chairman of the meeting or other members entitled may himself or themselves demand a secret ballot.

47. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a further or chasing vote in addition to the votes which he may be entitled as a member or as representative or proxy of a member.

48.   48.1. Notwithstanding anything to the contrary in these Articles and the
            Ordinance, a resolution in writing signed by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Articles and the Ordinance, be treated as a resolution duly passed at a duly convened and Constituted general meetings of the Company and, where relevant, as a special resolution so Passed.

      48.2. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign, and where the resolution states a date as being the date of his signature thereof by any member the statement shall be prima facie evidence that it was signed by him on that date.

      48.3. This Article shall not be construed as requiring that persons signing a resolution under this Article shall sign the same document containing the resolution; but where 2 (two) or more documents are used for the purpose of obtaining signatures under this Article in respect of any resolution, each such document shall be certified in advance by the chairman to contain the correct version of the proposed resolution.

VOTES OF MEMBERS

49.   49.1. Members may vote either personally or by proxy or, if the member is a company or cooperation society or any other corporation, by a duly authorized attorney.

      49.2. Subject to any terms as to voting upon which any shares may be issued, or may for the time being be held, every member who is present in person or by proxy shall have, whether on a poll or on a secret ballot, one vote for every Class A ordinary Share. A proxy need not be a member of the Company.

50.   Votes may be given in person or by proxy

51. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way

52. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

53. Any corporation which is a member may, by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any general meeting, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member.

54. A member incapable by reason of mental disorder of managing and administering his property and affairs, may vote by his committee, curator or receiver, or other person authorized by any court of competent jurisdiction to act on his behalf, and such person may vote by proxy.

55. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

56. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

57.   57.1  Proxy forms shall be sent by the Company to all persons entitled to notice of and to attend and vote at any meeting, and such proxy forms shall provide for two-way voting on all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The instrument of proxy shall be writing under the hand of the appointor or his attorney, or, if such appointor be corporation, under the hand of a duly authorized officer or attorney, but the execution of such instrument need not be attested. Members are entitled to appoint as proxy any person or corporation is entitled on his or its behalf to be present and to vote at the meeting or not.

      57.2 Any corporation which is a member of the Company may, by resolution of its Board of Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represent as that corporation could exercise if it were an individual member of the Company.

      57.3. The ordinary form of the proxy shall be as follows:

A C S MOTION CONTROL LIMITED PROXY

I, _________________ of __________________ being a member of the ACS Motion
Control Limited hereby appoint ________________ of ________ as my proxy to vote for me and on my behalf at the, ordinary or extraordinary, as the case may be, General Meeting of the Company to be held on the _________ day of ___________ and at any adjournment thereof.

Signed this ____________ day of _______________

58. The instrument of proxy and the power of attorney or other written authority, if any, under which it is signed, or an office or notarially certified copy or a copy certified in accordance with the law, of such power or written authority, shall be deposited at the office, or at such other place as shall be specified in the notice of meeting or any proxy form other document accompanying the same, at least 24 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; unless so deposited the instrument of proxy shall not be treated as valid. No instrument of proxy shall be valid after the expiration of 12 (twelve) months from the date stated in it as the date of its execution.

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59.   A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or incapacity of the principal, or revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, incapacity, or revocation shall have been received by the Company at the office, or other place referred to in the preceding Article, before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

NUMBER, APPOINTMENT AND REMOVAL OF DIRECTORS

60. Subject to any special resolution of the Company and to the Ordinance, the Company shall have not less than 3 (three) and not more than 15 (fifteen) Directors, as determined by the Board.

61.   61.1. The Directors shall not be required to hold any shares in company to qualify them for their office as Directors.

      61.2. A majority of the Board and majority of the executive officers, shall be residents of the State of Israel.

      61.3. (a)   The appointment of the members of the Board of Directors,
                  their replacement and/or removal, shall be effected by the General Meeting of the Company, by ordinary resolution. In the intervals between General Meetings of the Company, the Board of Directors may appoint new Directors to fill vacancies on, or increase the number of, members of the Board of Directors, provided, however, that in no event may the number of Directors be less than 3 (three) not more than 15 (fifteen).

            (b) The Directors shall hold office until the conclusion of the next following Ordinary General Meeting.

REMUNERATION OF DIRECTORS

62. The Directors shall be paid out of the funds of the Company by way of remuneration for their services such sums as the Company may, from time to time, by ordinary resolution, determine. Such remuneration shall be divided among them in such proportion and manner as the Directors may determine. Subject as aforesaid, a Director holding office for less than a full year shall be entitled to a proportionate part of a full years remuneration. The Directors shall also be entitled to be repaid by the Company all such reasonable traveling, including hotel and incidental, expenses as they may incur in attending meetings of the Board, or of committees of the Board, or general meetings, or which they may otherwise properly incur in or about the business of the Company.

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63.   Any Director who, by request of the Board, performs special services or goes or resides abroad for any purposes of the Company, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

POWERS OF DIRECTORS

64. The business of the Company shall be managed by the Board, who may pay all expenses incurred in setting up the registering the Company, and the Board may exercise all such powers of the Company as are not by the Ordinance or by these Articles required to be exercised by the Company In general meeting, subject nevertheless to any regulation of these Articles, to the provisions of the Ordinance, and to such regulations and provisions, as may be prescribed by the Company in general meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

65. The Board may, from time to time, by power of attorney, appoint any Company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion, not exceeding those vested in or exercisable by the Board under these Articles, and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretion vested in him.

66. A Director may hold any other office or place of profit under the Company, other than the office of Auditor, in conjunction with his office as Director, for such period and on such terms, as to remuneration and otherwise, as the Board may determine, and no Director in intending Director shall be disqualified by his office from contracting with the Company, subject to the provisions of the Ordinance, either as regards his tenure of any such office or place of profit, or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relations thereby established.

67. The Board may appoint any person or persons to accept and hold in trust for the Company any shares or interest in other companies or association in which the Company may be interested and generally any or such of the property, rights and funds of any description whatsoever of the Company, as the directors may deem desirable.

68. The Board shall duly comply with the provisions of the Ordinance, and in particular with the provisions in regard to the registration of the particulars of mortgages and charges affecting the property of the Company or created by it and to keeping a register of the Board and members, and to sending to the Register of Companies an annual return and notice of any consolidation, or increase of share capital and copies of special resolutions, and a copy of the register of Directors and notifications of any change therein.

BORROWING POWERS

69.   69.1. The Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

      69.2. The Board may, for the purpose of securing payment of any such bonds or debentures and other securities as aforesaid, or the payment of interest on any moneys so borrowed as aforesaid, or payable under any contract or otherwise, make and carry into effect any arrangement which they may deem expedient, by assigning or conveying any property of the Company, including its uncalled capital, to trustees.

CHIEF EXECUTIVE OFFICER

70.   The Board shall appoint a Chief Executive Officer ("CEO") for the Company.

71. The emoluments of the CEO for his services as such shall be determined by the Board, and may be of any description, and, without limiting the generality of the foregoing, may include admission to or continuance of membership of any scheme or fund instituted or established or financed or contributed to by the Company for the provision of pension or other benefits to him or his dependents on or after retirement or death, apart from membership of any such scheme or fund.

72. The Board may entrust to and confer upon a CEO any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and, in the case of a CEO, either collaterally with or to the exclusion of its own powers, and may, from time to time, revoke, withdraw, or vary all or any of such powers.

ALTERNATE DIRECTORS

73.   73.1. Each Director shall have the power, at any time, to appoint to the office of an alternate Director either another Director or any other person approved for that purpose by a resolution Of the Board, and, at any time, to terminate such appointment, provided that, unless otherwise authorized by a special resolution of a General Meeting, such appointment will not be for an indefinite period of time. Any such alternate is referred to in these Articles as an alternate Director.

      73.2. The appointment of an alternate Director shall automatically terminate in any of the following events:

            73.2.1. If his appointor shall terminate the appointment.

            73.2.2. On the happening of any event which, if he were a Director, would cause him to vacate office of Director.

            73.2.3. The resignation of the Alternate Director.

            73.2.4. If his Appointer shall cease for any reason to be a Director

            73.2.5. In the occurrence of any of the events specified in
                    Article 83.

      73.3. Each Director shall be entitled to appoint, by written notice to the Company, an alternate Director to appear and act instead of the appointing Director in one or more Board meetings as specified in the Appointment Notice.

      73.4. The appointment and removal of a Director or alternate Director shall become valid at the date specified in the written instrument, which date shall not be prior to delivery of the instrument to the Company.

      73.5. Every person, whether he is a member of the Board or not, shall be entitled to be appointed as an alternate Director and one person may act as an alternate Director for several Directors.

      73.6. In the event that a Director is appointed in addition to an alternate Director, he shall have a number of votes combined as Director and alternate Director(s).

      73.7. An alternate Director shall have, subject to the provision in the letter of appointment, all the powers conferred upon the Director he has been appointed as alternate to and as long as he has been appointed both as Director and alternate Director, his powers as alternate Director shall be additional to his powers as Director. All notices to an alternate Director shall also be served upon the Director appointing the alternate Director. Should at any meeting appear both the alternate Director and the Director appointing him, the alternate Director shall cease to hold his office for such meeting.

      74.1 An alternate Director shall, subject to his giving to the Company an address at which notices may be served upon him, be entitled to receive notices of meetings of the Board and of any committee of the Board of which his appointer is a member and to attend and, in place of his appointer, to vote and be counted for the purpose of a quorum at any such meeting at which his appointer is not personally present and generally to perform all functions as a Director of his appointer in his absence.

      73.9. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not in respect of his office of alternate Director, be entitled to receive any remuneration from the Company. An alternate Director shall Be entitled to be indemnified by the Company to the same extent as if he were a Director.

      73.10. An alternate Director shall, during his appointment, be an officer of the Company and shall not be deemed to be an agent of his appointer.

      73.11. Every appointment and removal of an alternate Director shall be in writing signed by the Appointor and shall take effect, subject to any approval required by paragraph 73.1 of this Article, upon receipt of such written appointment or removal at the Office.

      73.12. A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Board or any committee of the Board to one vote for every Director whom he represents in addition to his own vote, if any, as a Director.

PROCEEDINGS OF THE BOARD

74. The Board may meet together for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by majority. Directors shall only have votes if they have been appointed pursuant to Article 61.3. In case of equality of votes the President shall have a second or casting vote. Any Director may call a meeting of the Board provided proper written notice is given at least 72 (seventy-two) hours prior thereto to all the Board.

75. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be at least a majority of the Directors.

76. The President shall be the Chairman of Board meetings in which he is present. The Board may appoint and remove a Chairman of the Board and, if it thinks fit, a deputy Chairman of its meetings and determine the period for which they respectively are to hold office. If the president is absent and no such Chairman or deputy Chairman is appointed, or neither is present within 5 (five) minutes after time fixed for holding any meeting, the Directors present may choose one of their members to act as Chairman of such meeting.

77. A resolution agreed upon and signed by all the Directors shall be valid and effectual whether or not it shall be passed at a meeting of the Board duly convened and held.

78. For the purpose of determining whether there exists the quorum fixed by or in accordance with Article 75 at that necessary for the transaction for the business of the Directors, there shall be counted in the quorum:

      78.1. In the case of a resolution agreed by Directors in telephonic communication, all such Directors, and,

      78.2. In the case of a meeting of Directors, in addition to the Directors present at the meeting, any Director participating in telephonic communication with such meeting.

79. A resolution in writing signed by all the Directors shall be as valid and effective as a resolution passed at a meeting of the Board duly convened and held. Any such resolution in writing may consist of several documents in like form each signed by one or more of such Directors or in the absence of a Director by the alternate Director, if any, appointed by him. A cable or, telex message sent by a Director or his alternate shall be deemed to be a document signed by him for the purposes of this Article.

80.   The Board may delegate any of its powers to committees consisting of 1
      (one) or more Directors of its body as it thinks fit with power to sub-delegate to any of such persons. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board and subject thereto shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Board.

81. All acts done by any meeting of the Board, or of a committee or sub-committee of the Board, or by any person acting as a Director or by an alternate Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any Director, alternate Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or, as the case may be, as the case may be, an alternate Director and had been entitled to vote.

MINUTES

82. The board shall cause minutes to be made in books provided for that purpose:

      82.1. Of all appointments of officers made by the Board;

      82.2. Of the names of the Directors present at each meeting of the Board and of any committee of the Board;

      82.3. Of all resolutions and proceedings at all meetings of the Company and of the Board and of committees of the Board.

      Any such minutes, if purporting to be signed by the Chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

DISQUALIFICATION OF DIRECTORS

83. The office of a Director shall be vacated in any of the following events, namely:

      83.1. If he resigns his office by notice in writing to the Company;

      83.2. If he becomes bankrupt or makes any arrangements or composition with his creditors generally;

      83.3. If he becomes incapable by reason of mental disorder or discharging his duties as a Director;

      83.4. If pursuant to any provision of the Ordinance he is removed or prohibited from being a Director;

84.   Cancelled.

85.   Cancelled.

ACCOUNTING RECORDS

86. The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Ordinance.

87. The accounting records shall be kept at the Office or subject to the provisions of the Ordinance, at such other place as the Board thinks fit, and shall, at all times, be open to inspection by the members of the Company for being a Director. Members which are not Directors shall have no right of inspecting any account or book or document of the Company, except as conferred by the Ordinance or authorized by the Board or by an ordinary resolution of the Company.

88. The Board shall in accordance with the Ordinance cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts, if any, and reports as are required by the Ordinance.

89. A printed copy of every balance sheet, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting and of the Directors and Auditors reports shall, at least 21 (twenty-one) days prior to the meeting, be delivered or sent by post upon such request, to every member and to every debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders.

AUDITORS

90. The Auditor of the Company shall be appointed by a resolution of the general meeting.

91. Auditors shall be appointed and their duties regulated in accordance with the regulations of the Ordinance.

DIVIDENDS AND RESERVES

92. The profits, and none otherwise that profits, of the Company available for dividend and resolved to be applied in the payment of dividends to the members in accordance with their respective rights and priorities. Subject to the next following Article, the Company in general meeting may declare dividends.

93. No dividend shall be payable in excess of the amount recommended by the Board.

94. All dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purpose of this Article or the next following Article as paid on the share.

95. All dividends shall be apportioned and paid pro-rata according to the amounts paid or credited as paid on the shares during any portion of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividend accordingly.

96. Any general meeting declaring a dividend may upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid shares or debentures of any other company, and the Board shall give effect to such direction. Where any difficulty arises in regard to such distribution of such specific assets or any part hereof and may determine that cash payment shall be made to any members upon the footing pf the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

97. The Board may, from time to time, pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company.

98. The Board shall transfer to share premium account as required by the Ordinance sums equal to the amount or value of any premiums at which any shares of the Company shall be issued.

99. The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

100. All dividends and interest shall belong and be paid, subject to any lien of the company, to those members whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such interest shall be payable respectively, or at such date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

101. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon showing of such certificate or evidence as would be required if such person desired to be registered as a member in respect of such shares.

102. No dividend or other moneys payable in respect of a share shall bear interest against the Company. All dividends unclaimed for a period of 12 (twelve) years after having been declared Shall be forfeited and shall revert to the Company.

103. Any dividend may be paid by cheque or warrant sent through the post to the address in the Register of the member or person entitled hereto, and in case of joint holders to any one of such joint holders, or to such person and to such other address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the members risk, and payment of the cheque or warrant shall be a good discharge to the Company.

104. If several persons are entered in the Register as joint holders of any share, any one of them may give effectual receipts for any moneys payable in respect of the share.

105. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it think proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments, other than shares in the Company, as the Board may, from time to time, think fit. The board may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

CAPITALIZATIONS OF PROFITS

106.  106.1. The Company in General Meeting may, upon recommendation of the
             Board, resolve that it is desirable to capitalize all or any part of the profits of the Company to which this Article applies and accordingly that the Board be authorized and directed to appropriate the profits so resolved to be capitalized to the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportion.

      106.2. Subject to any direction given by the Company, the Board shall make all appropriations and applications of the profits resolved to be capitalized by any such resolution, and such profits shall be applied by the Board on behalf of the members entitled thereto either:

            106.2.1. In or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively; or

            106.2.2. In paying up in full unissued shares, debentures or obligations of the Company, of a nominal amount equal to such profits, for allotment and distribution credited as fully paid up, to and amongst such members in the proportion aforesaid or partly in one way and partly in the other; provided that the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be payment up in full of unissued shares to be allotted and distributed as aforesaid.

      106.3. The Board shall have power after the passing of any such resolution:

            106.3.1. To make such provision, by the issue of fractional certificates or by payment in cash or otherwise, as it thinks fit for the case of shares debentures or obligations becoming distributable in fractions; and

            106.3.2. To authorize any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing, as the case may require, either:

                        (a) For the payment up by the Company on behalf of such members, by the application thereto to be capitalized, of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

                        (b) For the allotment to such members respectively credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalization; and any agreement made under such authority shall be effective and binding on all such members.

      106.4. The profits of the Company to which this Article applies shall be undivided profits of the Company not required for paying the fixed dividends on any preference shares or other Shares issued on special conditions and shall include:

            106.4.1. Any profits arising from appreciation in capital assets, whether realized by sale or ascertained by valuation; and

            106.4.2. Any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.

NOTICES

107.  107.1. Any notice or document may be served by the Company on any member either personally or by sending it through the post in prepaid letter addressed to such member at this address in Register. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in Register, and notice so given shall be sufficient notice to all the joint holders.

      107.2. If a member has no registered address and has not provided to the Company with an address, a notice addressed to him at his last known address shall be deemed to be duly given to him according to
             Article 108.

108. Any notice or other document, if served by post, shall be deemed to have been served on 7th (seventh) day following that on which the letter containing the same is posted, by whatever class of post. In proving such service, it shall be sufficient to prove that the letter containing the notice or document was properly addressed, stamped and posted.

109. Any notice of document sent by post to, or left at the address in the Register of, any member in pursuance of these Article shall, notwithstanding such member be then deceased or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as holder or joint holder thereof, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested, whether jointly with or as claiming through or under him, in such share.

110. Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which, previously to his name and address being entered in the Register, shall have been duly given to the person from whom he derives his title to such share.

111.  111.1. notice of every General Meeting shall be given in any manner hereinbefore authorized to:

             111.1.1. Every member; and

             111.1.2. Each of the Directors.

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112.  Without derogating from the generality of the aforementioned notice manners, the Company may give notice to shareholders by way of advertising the notice in at least two daily newspapers common in Israel. In the case of such advertisement, each shareholder shall be deemed to have received the notice, and such notice shall replace the need to give notice in any of the aforementioned manners. The date of the advertising of the notice in newspapers, as aforementioned, shall be deemed as the date the notice was received by the shareholders.

SIGNATURE BINDING THE COMPANY

113.  113.1. The Board of Directors shall decide as to the rights of signature binding the Company.

      113.2. The Company by special resolution can confer rights of signature other than specified above.

COMMISSION

114. The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscription, whether absolute or conditional, for any shares in the Company, provided such commission does not exceed 10% (ten percent) on such shares or any amount equivalent thereto, and such commission may be paid in cash or fully or partly paid shares of the Company, or partly in one way and partly in another.

WINDING UP

115. If the Company shall be wound up, the liquidator may with the sanction of an extraordinary resolution, proportionally divide amongst the members in specie the whole or any part of the assets of the Company in such manner as he shall think fair, and may with the like sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator with the like sanction shall think fit.

116. The power of sale of a liquidator shall include a power to sell wholly or partially for shares Or debentures, or other obligations of another company, either than already constituted, or About to be constituted, for the purpose of carrying out the sale.

117. In case of the voluntary winding up of the Company, each holder of convertible securities of The Company shall be deemed to have converted all such securities prior to the resolution of the winding up of the Company.

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INSURANCE AND INDEMNITY

118. Subject to the provisions of the Companies Law, 1999 (the "COMPANIES LAW") including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve in advance to exempt an "Office Holder" (as such term is defined in the Companies Law; such term to include, among others, all directors of the Company) from all or part of such Officer Holder's responsibility or liability for damages caused to the Company due to any breach of such Office Holder's duty of care towards the Company.

119. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may enter into an agreement to insure an Office Holder for any liability that may be imposed on such Office Holder in connection with an act performed by such Officer Holder in such Office Holder's capacity as an Officer Holder of the Company, with respect to each of the following:

      (i) violation of the duty of care of the Office Holder towards the Company or towards another person;

      (ii) breach of the fiduciary duty towards the Company, provided that the Office Holder acted in good faith and with reasonable grounds to assume that the action in question was in the best interests of the Company; and

      (iii) A financial obligation imposed on the Office Holder for the benefit of another person.

      The Company may procure insurance for any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.

      The scope of insurance permitted under these Articles of Association shall be expanded or mited in accordance with the maximum scope permitted from time to by the Companies Law.

120.  Indemnification

      120.1 Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify any Office Holder to the fullest extent permitted by the Companies Law, which extent may change from time to time in accordance with the changes in the Companies Law in this respect.

      120.2 Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may resolve retroactively to indemnify an Office Holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Officer Holder in such Officer Holder's capacity as an Officer Holder of the
            Company:

            (ix) a monetary liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a compromise or in an arbitration decision that was approved by a court of law;

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            (ii)  reasonable legal expenses, including attorney's fees, incurred by an Office Holder as a result of an inquiry or a proceeding conducted against the Office Holder by an agency authorized to conduct such inquiry or proceeding, which has ended without an indictment against the Office Holder and without the imposition of a monetary obligation in lieu of a criminal proceeding, or which has ended without an indictment against the Office Holder but with the imposition of a monetary obligation in lieu of a criminal proceeding in an offence which does not require proof of criminal intent;

            For the purposes hereof - termination of a proceeding without indictment in a matter with respect to which a criminal investigation has commenced and "monetary obligation in lieu of criminal proceeding" - have the meanings set forth in Section 260 of the Companies Law;

            (iii) reasonable legal expenses, including attorney's fees, which the Office Holder incurred or with which the Officer Holder was charged by a court of law, in a proceeding brought against the Officer Holder, by the Company or by another on behalf of the Company, or in a criminal prosecution in which the Officer Holder was acquitted, or in a criminal prosecution in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

      120.3 Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may undertake in advance to indemnify all or any Officer Holder for those liabilities and expenses described in Sub-Article
            120.2 (i), provided that (i) in the opinion of the Board of Directors such liabilities and expenses can be foreseen at the time the undertaking to indemnify is provided, (ii) the Board of Directors shall set a reasonable limit to the amounts, or reasonable criteria for determining the amounts for, such indemnification under the circumstances, and (iii) the undertaking to indemnify shall include details of the occurrences which in the opinion of the Board of Directors are foreseen in light of the Company's actual activity at the time the undertaking to indemnify was given, as well as the amount or criteria for determining the amount which the Board of Directors determined are reasonable given the circumstances.

      120.4 Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may undertake in advance to indemnify all or any Officer Holder for those liabilities and expenses described in Sub-Article
            120.2 (ii) or (iii).

      120A. EXCEPTIONS TO EXEMPTION, INSURANCE AND INDEMNIFICATION

            ARTICLES 118, 119 and 120 shall not apply under any of the following circumstances:

            (i) a breach of an Office Holder's fiduciary duty, in which the Officer Holder did not act in good faith and with reasonable grounds to assume that the action in question was in the best interest of the Company;

            (ii) A grossly negligent or intentional violation of an Office Holder's duty of care;

            (iii) an intentional action by an Office Holder in which such Officer Holder intended to reap a personal gain illegally; and

            (iv)  A fine or ransom levied on an Office Holder.